UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2015

CSW INDUSTRIALS, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37454 (Commission File Number)	47-2266942 (IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Employment Agreement

On October 1, 2015, CSW Industrials, Inc. (the “Company”) entered into an employment agreement with Joseph B. Armes, the Company’s Chief Executive Officer.

The employment agreement has an initial term of two years. The term is automatically extended for an additional one-year period unless Mr. Armes’ employment is terminated pursuant to the terms of the employment agreement.

The employment agreement provides that Mr. Armes will serve as Chief Executive Officer of the Company and, for at least the initial term of the employment agreement, serve as Chairman of the Board of Directors (the “Board”). Additionally, the Company will nominate Mr. Armes for election to the Board during the term of the employment agreement. Mr. Armes’ employment agreement provides for an annual base salary of not less than $500,000 and an annual incentive award opportunity with a target value equal to 150% of his base salary and a maximum value equal to 300% of his base salary. Mr. Armes is also eligible to participate in the Company’s equity-based incentive plans and employee benefits plans.

If Mr. Armes’ employment is terminated due to death or disability, Mr. Armes will receive (1) his base salary and any unpaid benefits (including death benefits) through the date of termination, (2) if the date of termination is after the end of a fiscal year but before the Company pays cash bonuses, the cash bonus payment related to the previous year and (3) if the date of termination is before the end of a fiscal year, a prorated cash bonus payment related to the then-current fiscal year. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest upon and to the extent that the performance conditions have been satisfied, and all options will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company without cause or by Mr. Armes for good reason, Mr. Armes will receive (1) his base salary and any unpaid benefits through the date of termination, (2) a lump sum payment equal to two times the sum of (a) his then-current base salary or such higher base salary that was in effect during the 12 months prior to the date of termination and (b) the greater of his annual bonus for the prior fiscal year or his target bonus for the current year, (3) if the date of termination is after the end of a fiscal year but before the Company pays cash bonuses, the cash bonus payment related to the previous year, (4) if the date of termination is before the end of a fiscal year, a prorated cash bonus payment related to the then-current fiscal year and (5) continued medical and dental insurance for him and his dependents for 24 months following the date of termination. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest upon and to the extent that the performance conditions have been satisfied, and all options will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company for cause or by Mr. Armes without good reason, Mr. Armes will receive his base salary and any unpaid benefits through the date of termination.

The employment agreement also provides that Mr. Armes will not engage in activities that are competitive with the Company’s business or solicit any key employees of the Company to leave or accept employment with another company for 24 months following the date of termination.

Compensation Arrangements for Executive Officers.

On October 1, 2015, the Compensation Committee (the “Committee”) of the Board approved forms of award agreements for use in connection with grants of time-based and performance-based restricted shares to employees, including the Company’s named executive officers, under the Company’s 2015 Equity and Incentive Compensation Plan (the “Plan”). The Committee also approved a form of award agreement for use in connection with grants of time-based restricted shares to directors of the Company under the Plan. The terms of the form of award agreements are discussed further below.

On October 1, 2015, the Committee also approved for the Company’s named executive officers:

1. Base salaries for fiscal year 2016 as follows:

Named Executive Officer	Fiscal 2016 Base Salary
Mr. Armes	$500,000
Mr. Mudd	$303,000
Ms. Tacke	$262,650

2. Target annual cash incentive payment opportunities under the Company’s executive bonus plan for the second half of fiscal year 2016 as follows:

Named Executive Officer	Target Annual Cash Incentive Payment Opportunities
Mr. Armes	$375,000
Mr. Mudd	$151,500
Ms. Tacke	$131,325

Since these awards were granted halfway through fiscal year 2016, they represent one-half of what the award would have been for the full year.

3. Grants of time-based restricted shares as follows:

Named Executive Officer	Grant Date Value	Number of Shares Granted
Mr. Armes	$700,000	22,727
Mr. Mudd	$200,000	6,493
Ms. Tacke	$175,000	5,681

The number of time-based restricted shares granted to each named executive officer is equal to the grant date value divided by the closing price per share of the Company’s common stock on the date of grant ($30.80 on October 1, 2015). Time-based restricted shares granted to the named executive officers vest in equal installments on each of the first, second and third anniversaries of the grant date. The form of award agreement also provides for accelerated vesting upon a change in control or termination due to death or disability.

4. Grants of performance-based restricted shares as follows:

Named Executive Officer	Grant Date Value	Number of Shares Granted
Mr. Armes	$350,000	11,363
Mr. Mudd	$100,000	3,246
Ms. Tacke	$ 87,500	2,840

The number of performance-based restricted shares granted to each named executive officer is equal to the grant date value divided by the closing price per share of the Company’s common stock on the date of grant ($30.80 on October 1, 2015). Since these awards were granted halfway through fiscal year 2016, they represent one-half of what the award would have been for the full fiscal year. Performance-based restricted shares granted to the named executive officers vest at the end of the performance period in an amount determined based on the Company’s total shareholder return during the performance period relative to the total shareholder return of the Company’s peer group during the performance period. The performance period for the performance-based restricted shares granted on October 1, 2015 is from October 1, 2015 through March 31, 2018. The form of award agreement also provides that the performance period will end upon a change in control or termination due to death or disability, in which case the number of performance-based restricted shares that vest will be determined based on such shorter performance period.

Total shareholder return is determined by dividing (1) the sum of (a) the amount of dividends paid during the performance period, assuming dividend reinvestment, and (b) the difference between the market value per share at the end of and the beginning of the performance period by (2) the market value per share at the beginning of the performance period. Market value per share will be determined by the weighted average closing price of a share of common stock during the 20 trading days preceding the date of determination.

The number of performance-based restricted shares, if any, that will vest at the end of a performance period will be determined by (1) determining the Company’s total shareholder return percentile quartile and (2) multiplying the number of performance-based restricted shares granted by the applicable percentage of restricted shares earned as set forth below:

Company’s Total Shareholder Return Performance Ranking Relative to the Peer Group	Percent of Restricted Shares Earned
First quartile	100%
Second quartile	75%
Third quartile	50%
Fourth quartile	0%

Compensation Arrangements for Directors

On October 1, 2015, the Board also approved the Company’s director compensation policy. Director compensation will consist of the following:

Board Service:

Non-employee director annual cash retainer	$60,000
Lead independent director annual cash retainer	23,750
Annual restricted stock award	75,000
Board meeting fee (per meeting)	2,000

Board Committee Service:

Audit Committee chair annual cash retainer	$19,375
Compensation and Talent Development Committee chair annual cash retainer	12,000
Nominating and Corporate Governance Committee chair annual cash retainer	10,000
Committee meeting fee (per meeting)	2,000

Pursuant to the Company’s director compensation policy, on October 1, 2015, the Board granted to each non-employee director 2,435 restricted shares. The number of restricted shares granted to each non-employee director is equal to $75,000 divided by the closing price per share of the Company’s common stock on the date of grant ($30.80 on October 1, 2015). These restricted shares will vest on the date of the Company’s next annual meeting of stockholders in 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2015

By:	/s/ Joseph B. Armes
	Name:	Joseph B. Armes
	Title:	Chief Executive Officer